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                                  EXHIBIT 23(a)





                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this Registration Statement of Potters Financial Corporation on Form S-8 of our report dated February 6, 1998, on the Corporation's consolidated balance sheets as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997 which report is included in the Corporation's December 31, 1997 Annual Report on Form 10-KSB.



                                     Crowe, Chizek and Company LLP


Columbus, Ohio
December 1, 1998